UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   March 3, 2014

ZAP
(Exact name of Registrant as specified in its charter)

California	03-03000	94-3210624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Fourth Street Santa Rosa, CA	95401
(Address of Principal Executive Offices)	(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.01 - Other Events

Item 8.01         Other Events

Legal Proceedings

On March 3, 2014, the Superior Court of the State of California, County of Los Angeles, in the matter of Cathaya Capital L.P and Priscilla M. Lu, v. ZAP, Mark Abdou, Steven Schneider, et al, Case No. BC499106,   granted the motion of Priscilla Lu to dismiss all claims asserted by Mark Abdou and Steven Schneider in their Second Amended Cross-Complaint against Ms. Lu, without leave to amend. As a result of the Court’s ruling, five of the Abdou/Schneider causes of action have been dismissed, including all claims against Ms. Lu.  In addition, the Court dismissed all tort claims against ZAP.  However, the Court’s ruling did not dismiss all claims against ZAP.

The Abdou/Schneider claims against ZAP for unpaid compensation were not before the Court and therefore were not affected by the Court’s ruling and have not been dismissed. These contract-based claims are against ZAP only and do not allow for punitive damages.

The existence of this litigation was originally disclosed in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2012, filed April 16, 2013.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Dated: March 6, 2014	By:	/s/ Chuck Schillings
Chuck Schillings
Chief Executive Officer

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